CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the caption "Experts" in the Combined Prospectus/Proxy Statement in the Registration Statement on Form N-14, dated August 14, 1997, of John Hancock Discovery Fund (a series of John Hancock Investment Trust IV).

We also consent to the reference to our firm under the captions "Financial Highlights" in the John Hancock Growth Fund Prospectus with respect to the John Hancock Growth Fund and John Hancock Discovery Fund, dated March 1, 1997, and to the references to our firm under the captions "Independent Auditors" in the John Hancock Growth Fund Class A and Class B Statement of Additional Information dated March 1, 1997 and in the John Hancock Discovery Fund Class A and Class B Statement of Additional Information dated March 1, 1997, and to the use of our reports for the periods ended October 31, 1996, dated December 10, 1996 with respect to the separate financial statements and financial highlights of the John Hancock Growth Fund and John Hancock Discovery Fund, included in the Statement of Additional Information in this Registration Statement on Form N-14, dated August 14, 1997.


                                             /s/ Ernst & Young LLP
                                             Ernst & Young LLP



Boston, Massachusetts
August 8, 1997